SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2004

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-21949 (Commission File Number)	95-4591529 (IRS Employer Identification Number)

5995 Plaza Drive, Cypress, California 90630-5028
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 952-1121

___________________________

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On May 21, 2004, PacifiCare Health Systems, Inc. (the “Company”) issued a press release announcing the that its Board of Directors had authorized a share repurchase program under which up to $150 million worth of the Company’s common stock may be repurchased. A copy of the press release is attached as Exhibit 99.1 to this current report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	The following exhibits are filed with this Report:

EXHIBIT NO.	DESCRIPTION
99.1	Press Release issued by the Company on May 21, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.
Dated: May 21, 2004	By:	/s/ PETER A. REYNOLDS
Peter A. Reynolds
Senior Vice President and Corporate Controller (Principal Accounting Officer)